FIFTH AMENDMENT TO THE
AMENDED AND RESTATED FUND ACCOUNTING SERVICING AGREEMENT

THIS FIFTH AMENDMENT, to the Amended and Restated Fund Accounting Servicing Agreement (this “Amendment”), dated November 22, 2021, is made and entered into by and between BROWN ADVISORY FUNDS, a Delaware statutory trust, (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

    WHEREAS, the Trust and Fund Services are parties to that certain Amended and Restated Fund Accounting Servicing Agreement, dated May 2, 2018, as amended (the “Agreement”).

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the Brown Advisory Sustainable International Leaders Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree to amend the Agreement as following:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

BROWN ADVISORY FUNDS         U.S. BANCORP FUND SERVICES, LLC

By:__/s/ Paul Chew____________        By:___/s/ Anita Zagrodnik_________

Name: Paul Chew                Name: __Anita Zagrodnik_________

Title: President                Title: ___Senior Vice President 11/22/2021

Exhibit A
to the
Fund Accounting Servicing Agreement

Separate Series of Brown Advisory Funds

Brown Advisory Flexible Equity Fund
Brown Advisory Growth Equity Fund
Brown Advisory Intermediate Income Fund
Brown Advisory Maryland Bond Fund
Brown Advisory Small-Cap Fundamental Value Fund
Brown Advisory Small-Cap Growth Fund
Brown Advisory Equity Income Fund
Brown Advisory Tax-Exempt Bond Fund
Brown Advisory Sustainable Growth Fund
Brown Advisory Emerging Markets Select Fund
Brown Advisory Mortgage Securities Fund
Brown Advisory - WMC Strategic European Equity Fund
Brown Advisory Total Return Fund
Brown Advisory Global Leaders Fund
Brown Advisory Sustainable Bond Fund
Brown Advisory Mid-Cap Growth Fund
Brown Advisory - Beutel Goodman Large-Cap Value Fund
Brown Advisory Tax-Exempt Sustainable Bond Fund
Brown Advisory Sustainable Small-Cap Core Fund
Brown Advisory Sustainable International Leaders Fund

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